                                                                      Exhibit 99

                              AGREEMENT OF MERGER



                           Dated as of August 1, 1994


                                  by and among



                            STERLING SOFTWARE, INC.,

                          STERLING ACQUISITION, INC.,

               AMERICAN BUSINESS COMPUTER COMPANY (THE "COMPANY")

                                      and

                        THE SHAREHOLDERS OF THE COMPANY

                              AGREEMENT OF MERGER


     This AGREEMENT OF MERGER (this "Agreement") is dated as of the 1st day of August, 1994 by and among STERLING SOFTWARE, INC., a Delaware corporation ("Sterling"), STERLING ACQUISITION, INC., a Michigan corporation ("Purchaser"), AMERICAN BUSINESS COMPUTER COMPANY, a Michigan corporation (the "Company"), and Alfredo Kimba Vasquez and Patrick W. Davis (Messrs Vasquez and Davis are collectively referred to herein as the "Sellers" and individually as a "Seller").


                              W I T N E S S E T H


     WHEREAS, the Sellers own all of the issued and outstanding common stock, no par value, of the Company (the "Company Common"), which shares constitute all of the issued and outstanding capital stock of the Company;

     WHEREAS, Sterling owns all of the issued and outstanding shares of common stock of Purchaser;

     WHEREAS, the respective boards of directors of Sterling, Purchaser and the Company have deemed that a business combination between Purchaser and the Company, upon the terms and subject to the conditions hereinafter set forth, is advisable and in the best interests of their respective corporations;

     WHEREAS, the Sellers, as the sole voting shareholders of the Company, and Sterling, as the sole voting shareholder of Purchaser, have duly approved such business combination; and

     WHEREAS, it is intended that such business combination shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes and shall be accounted for as a "pooling of interests" for financial accounting purposes.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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

I.   The Transaction.
     ---------------

     1.1    The Merger.  Subject to the terms and conditions of this Agreement,
            ----------
at the Effective Time (as defined in Section 1.2), Purchaser shall be merged with and into the Company in accordance with this Agreement and the separate corporate existence of Purchaser shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Michigan; the separate corporate existence of the Company with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger, except as set forth herein. The Merger shall have the effects specified in the Michigan Business Corporation Act (the "MBCA").

     1.2    Effective Time.  If all the conditions to the Closing set forth in
            --------------
Articles VIII, IX and X shall have been fulfilled or waived in accordance herewith, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 450.1707 of the MBCA to be properly executed and filed in accordance with such Section on the Closing Date (as hereinafter defined). The Merger shall become effective at the time of the filing of the Certificate of Merger in accordance with the MBCA or at such later time which the parties hereto have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

     1.3    Articles of Incorporation of Surviving Corporation.  Effective at
            --------------------------------------------------
the Effective Time, the Articles of Incorporation of the Company, as amended as provided in the Certificate of Merger, shall be the Articles of Incorporation of the Surviving Corporation.

     1.4    Bylaws of Surviving Corporation.   The Bylaws of Purchaser in effect
            -------------------------------
immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with their terms and the MBCA.

     1.5.   Directors of the Surviving Corporation.  The persons who are
            --------------------------------------
directors of Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be and become directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Bylaws.

     1.6    Officers of the Surviving Corporation.  The officers of Purchaser
            -------------------------------------
shall become the officers of the Surviving Corporation until their resignation or removal.

     1.7    Conversion of Shares. The manner of converting shares of the Company
            --------------------
and Purchaser in the Merger shall be as follows:

            (a) At the Effective Time, each share of Company Common issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without

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

any action on the part of the holder thereof, be converted into the right to receive such number of shares of Sterling common stock, par value $.01 per share ("Sterling Common Stock"), as set forth on Exhibit A attached hereto, provided that no fractional shares shall be issued. The total number of shares of Sterling Common Stock to be issued as a result of this Agreement is 306,513 shares (the "Sterling Shares").

            (b) As a result of the Merger and without any action on the part of the holder thereof, all shares of Company Common shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of Company Common shall thereafter cease to have any rights with respect to such shares of Company Common, except the right to receive, without interest, the Sterling Common Stock in accordance with Section 1.7(a) upon the surrender of such Certificate.

            (c) At the Effective Time and as a result of the Merger, each share of common stock, $.01 par value per share, of Purchaser issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     1.8    Exchange of Certificates Representing Company Common.
            ----------------------------------------------------

            (a) Prior to the Effective Time, Sterling shall issue and contribute to Purchaser, in the amounts listed on Exhibit A, certificates representing a sufficient number of shares of Sterling Common Stock necessary for Purchaser to make deliveries pursuant to Section 1.8(b) hereof.

            (b) Promptly after the Effective Time, Purchaser shall deliver to the Sellers, in exchange for Certificates from such Sellers, accompanied by stock powers duly endorsed in blank and a duly executed Form W-9, that number of shares of Sterling Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article I, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled.

            (c) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of Company Common that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for shares of Sterling Common Stock in accordance with the procedures set forth in this Article I.

     1.9    Exchange of Certificates Representing Shares.  In the event that
            --------------------------------------------
between the date of this Agreement and the Effective Time, Sterling changes the number of shares of Sterling Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the exchange amounts set forth in Exhibit A shall be appropriately adjusted.

     1.10   Subsequent Actions.  If, at any time after the Effective Time, the
            ------------------
Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of any of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, and to effect the cancellation of all outstanding shares of Company Common in return for the consideration set forth in this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Company, each of the Sellers and Purchaser or otherwise, to carry out all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Purchaser or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


II.  Closing Date
     ------------

     The closing of the transactions contemplated by Article I hereof (the "Closing") shall take place at the offices of the Company, 24 Frank Lloyd Wright Dr., Ann Arbor, MI 48106, on or about August 1, 1994, or such other place or date as shall be agreed upon by the parties hereto. The date and time of such closing are herein called the "Closing Date."


III. Representations and Warranties of the Company and Sellers
     ---------------------------------------------------------

     The Company and each Seller jointly and severally represent and warrant to Purchaser and Sterling as follows:

     3.1  Organization, Power, Etc. of the Company; Subsidiaries.
          ------------------------------------------------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Michigan. Except as provided in Schedule 3.1(a), the Company has all requisite power and authority to own, operate and lease its properties and to carry on the business of the Company as it is now being conducted. Except as specified in Schedule 3.1(a), the Company is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the property owned, leased or operated by the Company, or where the nature of its business or presence of its employees, customers or agents, makes such qualification or licensing necessary.

          (b) Except as specified in Schedule 3.1(b), the Company has no subsidiaries or other Company Affiliates (as hereinafter defined) and does not own any securities issued by or have any interest in any other Person (as hereinafter defined) and the Company is not a partner or participant in any partnership or joint venture of any kind. Except as set forth on
     Schedule 3.1(b), the business of the Company has been conducted solely by the Company and has not been conducted through any subsidiary or other Company Affiliate. "Company Affiliate" shall mean any Person that directly or indirectly controls, is controlled by or is under common control with, the Company. "Control" shall include the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. As used in this Agreement, the term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust or entity or government, public authority or agency, department or administrative entity or division thereof.

          (c) The Company is an S corporation as such term is defined in Section 1361(a) of the Code.

     3.2  Capitalization.  The authorized capital stock of the Company consists
          ---------------
of 60,000 shares of common stock, no par value, of which one thousand (1,000) shares are issued and outstanding, and 60,000 shares of preferred stock, no par value, of which no shares are issued or outstanding. The Company Common constitutes all of the issued and outstanding capital stock of the Company and all of such shares are legally and validly issued, outstanding, fully paid and nonassessable. Except as disclosed in Schedule 3.2, there are no outstanding options, warrants, subscriptions or other rights of any kind for the issuance or sale of, or outstanding securities convertible into or exchangeable for, any of the authorized or outstanding shares of capital stock of the Company. Except as disclosed in Schedule 3.2, the Sellers own, beneficially and of record, all of the issued and outstanding shares of capital stock of the Company, free and clear of any liens, restrictions, encumbrances or adverse claims of any nature whatsoever. Except as disclosed in Schedule 3.2, the Sellers have full right, capacity and authority to transfer the Company Common to Purchaser pursuant to this Agreement and immediately prior to the Closing the Company Common will be held of record and beneficially by the Sellers and will not be subject to any restriction with respect to their transferability. Except as set forth in the Shareholders Agreement (as hereinafter defined), the Sellers are not parties to or bound by, nor do they have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, conveyance, transfer or delivery of any authorized or outstanding capital stock of the Company. No shares of capital stock of the Company are owned by the Company in treasury. No shares of capital stock of the Company have been issued or disposed of in violation of the preemptive rights of any Person or applicable securities laws.

     3.3  Corporate Records.  The copy of the articles of incorporation of the
          -----------------
Company, certified by the office of the Michigan Secretary of State and the copy of its by-laws, as amended to date, certified by its Secretary, which have previously been delivered to Purchaser, are true, complete and correct. The Company's minute books and stock transfer books, copies of which have been presented to Purchaser for review, (a) contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the shareholders of the Company in all material respects and (b) record all issuances and transfers of record of the capital stock of the Company since the formation of the Company.

     3.4  Authorization.  Each of the Company and each Seller has all requisite
          -------------
legal capacity, power and authority to enter into this Agreement, to perform its own obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's shareholders and Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Company and each Seller, enforceable against each of them in accordance with its terms, except as
(a) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     3.5  No Violation.  Except as set forth in Schedule 3.5, the execution,
          ------------
delivery and performance of this Agreement by the Company and the Sellers and the consummation by them of the transactions contemplated hereby do not and will not require the consent, waiver, approval, license or authorization of any Person; do not and will not violate, with or without the giving of notice or the passage of time, any provision of law applicable to the Company or the Company's charter or by-laws; do not and will not, with or without the giving of notice or the passage of time, conflict with or result in a breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, claim or encumbrance upon any of the property or assets of the Company or the Company Common pursuant to any mortgage, deed of trust, indenture, note, security interest, bond, license, pledge, encumbrance, claim, right, option, contract or other agreement or instrument; and do not or will not conflict with or violate any order, injunction, judgment, decree, statute, rule, regulation or any other restriction of any kind or character, to which the Company or any Seller is a party or by which any of the Company's assets may be bound.

     3.6  Financial Statements and Undisclosed Liabilities.  Schedule 3.6
          ------------------------------------------------
includes true and complete copies of the Company's (i) audited balance sheet at June 30, 1993 (together with the attachments thereto, the "Audited Balance Sheet"), and the related statements of operations, retained earnings and cash flows for the year then ended, (ii) audited balance sheet at June 30, 1992, and the related audited statements of operations, retained earnings and cash flows for the four (4) months then ended and (iii) unaudited balance sheet at June 30, 1994 and related statement of operations for the twelve (12) months then ended. Except as set forth in Schedule 3.6, such financial statements are true, complete and correct, were prepared in accordance with generally accepted accounting principles applied on a consistent basis, have been prepared from and are in accord with the books and records of the Company, reflect and provide adequate reserves and, in accordance with generally accepted accounting principles, adequate disclosures in respect of all liabilities of the Company (including without limitation contingent liabilities) and present fairly and accurately the consolidated financial position and results of operations of the Company as of the dates and for the periods indicated. In each of the foregoing financial statements, except as disclosed in Schedule 3.6, all expenses for administration, overhead and other charges have been properly reflected. The Company has no liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise and whether due or to become due, except (a) as disclosed in the Company's balance sheet at June 30, 1994 (such balance sheet, together with the attachments thereto, being hereinafter referred to as the "Latest Balance Sheet"), (b) obligations or liabilities incurred in the ordinary course of business since June 30, 1994, consistent with past practice, none of which is materially adverse or (c) fixed and determinable liabilities as set forth in any Schedule delivered pursuant to this Agreement to the extent that such liability or obligation need not also be set forth in the Latest Balance Sheet in accordance with generally accepted accounting principles. The Company has not been subject to any audits conducted by the Defense Contract Audit Agency or other authorized government auditor.

     3.7  Absence of Certain Changes or Events.  Since March 31, 1994, the
          ------------------------------------
Company has used its reasonable efforts to preserve its business organization intact and the goodwill of the suppliers, customers, employees and others having business relations with the Company. Since June 30, 1993, except as disclosed in Schedule 3.7, the Company has not either for itself or on behalf of any other
Person:

          (a) incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business, none of which is materially adverse;

          (b) discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent), except (i) current liabilities included in the Audited Balance Sheet or Latest Balance Sheet,
     (ii) current liabilities incurred since the date of the Latest Balance Sheet in the ordinary course of business, none of which is materially adverse and (iii) scheduled payments pursuant to obligations under contracts, agreements, notes, loans and leases described in the Schedules referred to in Sections 3.10 or 3.13 hereof;

          (c) mortgaged, pledged or subjected to lien, charge, security interest or to any other encumbrance any of its assets or the assets of any other Person;

          (d) sold, assigned, transferred, leased or otherwise disposed of or agreed to sell, assign, transfer, lease or otherwise dispose of any of its assets or the assets of any other Person, except for fair consideration in the ordinary course of business, or acquired or leased any assets or properties, except for fair consideration in the ordinary course of business;

          (e) cancelled or compromised any claim or liability other than in the ordinary course of business;

          (f) other than acceptance of returns in the ordinary course of business, waived or released any rights of value which exceed $3,000 individually in value or $10,000 in the aggregate in value or modified in a materially adverse manner any material agreement, whether or not in the ordinary course of business;

          (g) transferred or granted any rights to any other Person under any lease, license, agreement, option, patent, invention, trademark, trade name, service mark, brand mark, brand name or copyright or with respect to any know-how, other than in the ordinary course of business;

          (h) made, agreed to make or announced any change in wages, salaries, compensation or employee benefits, or granted any wage, salary, compensation, bonus or employee benefits increase, for any of its employees;

          (i) entered into any transaction, contract, agreement or commitment other than in the ordinary course of business;

          (j) to the extent material, suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance);

          (k) suffered any material adverse change in, or become aware of any event or condition (other than changes in general business conditions) which is likely to, individually or in the aggregate, result in a material adverse change in, the business or the condition (financial or otherwise), assets, liabilities, properties, results of operations, employee relations, management, customer relations or prospects of the Company;

          (l) terminated, discontinued, closed or disposed of any plant, facility or operation of the business of the Company;

          (m) had any supplier or suppliers terminate or adversely modify, or threaten to terminate or adversely modify, their relationship with the Company;

          (n) introduced any material change with respect to the operation of the business of the Company, including without limitation any accounting methods or practices;

          (o) made any material change in the terms of any contract with any of its sales agents; other than returns in the ordinary course of business, had any Customer (as hereinafter defined) communicate to the Company the termination of or a threat to terminate its relationship or contract with the Company or to make a substantial reduction in the services or products it purchases from the Company, either directly or indirectly; and, to the knowledge of the Company and the Sellers, none of the Customers or suppliers of the Company has expressed to the Company dissatisfaction with the methods by which the Company conducts its business or the quality of the products or services of its business or indicated its intention not to deal directly with Purchaser or Sterling Affiliates after the Closing Date. (For purposes of this Agreement, "Sterling Affiliate" shall mean any Person that directly or indirectly controls, is controlled by or is under common control with, Sterling.);

          (p) revalued any of its assets (whether tangible or intangible);

          (q) suffered any material interference with the operation of the business of the Company;

          (r) suffered any extraordinary loss relating to the business of the Company;

          (s) made any loan to any shareholder or Seller Affiliate, or declared, set aside or paid to any shareholder any dividend or other distribution in respect of its capital stock; redeemed or purchased any of its capital stock; reclassified, issued, sold, transferred, pledged, encumbered or delivered any stock, bond, debenture, option, warrant or other security of the Company; effected any stock split, exchange, or combination or other capital reorganization; or agreed to do any of the foregoing; or

          (t) changed or amended its charter or bylaws.

     3.8  Tax Matters.  Except as provided in Schedule 3.8 or as reflected on
          -----------
the Latest Balance Sheet, the Company has duly and timely filed with the appropriate foreign, federal, state, provincial, municipal and local governmental agencies all income, excise, sales, use and other tax returns and reports which are required to be filed by it or with respect to its business or assets, and has paid in full all taxes, whether or not shown on such returns or reports, all assessments, deficiencies and all other taxes, assessments, governmental charges, penalties, interest, fines, reassessments and estimated taxes relating to the Company or its business or its assets due on or before the Closing Date or claimed to be due on or before the Closing Date by any such taxing authority. Except as provided in Schedule 3.8, the Company has properly accrued all taxes, assessments, governmental charges, penalties, interest, fines and reassessments payable by the Company or on behalf or relating to the business or the assets of the Company for the period up to and including the Closing Date, but not yet due. There are no agreements, waivers or other arrangements providing for the extension of time with respect to the filing of any tax return or report by, or the payment of any taxes, governmental charge or deficiency against, the Company. Except as provided in Schedule 3.8, the Company is not a party to any pending action, suit, proceeding, investigation, audit, examination or claim nor, to the best knowledge of the Company and the Sellers, has any such action, suit, proceeding, investigation, audit, examination or claim been threatened by or come under discussion with any governmental authority (domestic or foreign), for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted relating in whole or in part to the formation or reorganization of the Company or the business or the assets of the Company. Neither the Company nor any Seller is a foreign person, as such term is referred to in Section 1445(b)(2) of the Code.

     For the purposes of this Section 3.8, "taxes" or "tax" means all net income, capital gains, gross income, gross receipts, sales, use, value added, ad valorem, franchise, stamp, profits, license, withholding, payroll, employment, excise, severance, occupation, property, business, branch, unemployment, social security, medical taxes, customs duty, or any other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and penalty, additions to tax or additional amounts imposed by any taxing authority.

     3.9  Title to Properties, Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) Except as set forth on Schedule 3.9, the Company has good and marketable title to all of its properties and assets (other than leased or licensed properties), in each case including but not limited to all properties reflected in the Latest Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business), tangible or intangible, free and clear of all liens, pledges, claims, charges, security interests or encumbrances, agreements, rights, options, warranties, equities or restrictions of any nature (collectively "Liens"), except Liens for current taxes and assessments not yet due. The Company does not own any real property and is not in violation in any material respect of any applicable law, ordinance, regulation, order or requirement relating to its business or assets.

          (b) All leases pursuant to which the Company leases as lessor or lessee any real or personal property are in good standing in all material respects and are valid and binding in accordance with their respective terms, and there is not under any of such leases an existing default, event of default or event which with notice or lapse of time or both would constitute a default, on the part of the Company, or to the Company's knowledge, on the part of any other party to such leases. None of the rights of the Company under any such leases is subject to termination or modification as the result of the transactions contemplated by this Agreement, except as specifically disclosed on Schedule 3.9.

     3.10 List of Properties, Contracts and Other Data.  Schedules 3.10(a) to
          --------------------------------------------
3.10(t) are complete and correct and set forth the following with respect to the
Company:

          (a) Schedule 3.10(a) lists all leases of real property to which the Company is a party, with a brief description of the property to which each such lease relates;

          (b) Schedule 3.10(b) lists all licenses, leases and other agreements providing for rights to software, computer programs, trade secrets, inventions, secret processes and other personal property (other than with respect to personal property of an immaterial nature) to which the Company is a party (other than those listed in other Schedules required by this Section 3.10);

          (c) Schedule 3.10(c) lists all tangible personal property of a material nature as of the date hereof owned by the Company;

          (d) Schedule 3.10(d) lists all contracts, agreements, understandings and commitments, whether oral or written and whether foreign or domestic, to which the Company is a party or with respect to which the Company may have acted as agent for any Company Affiliates (i) which grant the other party thereto the exclusive right to provide any services or products to the Company or (ii) the performance of which in accordance with its terms by the Company will result in a loss to the Company;

          (e) Schedule 3.10(e) lists, by category, all contracts, agreements, understandings and commitments, whether oral or written and whether foreign or domestic and whether executory, conditional or contingent, including without limitation service or maintenance contracts and guarantees, and all mortgages, indentures, loan agreements, guarantees and indemnification agreements, to which the Company is a party or with respect to which the Company may have acted as agent for any Company Affiliates, or to which it or any of its assets or properties are subject, except such contracts, agreements, understandings and commitments which are listed on other Schedules required by this Agreement;

          (f) Schedule 3.10(f) lists all (i) collective bargaining agreements, confidentiality and non-competition agreements, employment contracts and consulting agreements (including but not limited to advisory sales agency arrangements) and (ii) executive compensation plans, bonus plans or other incentive compensation plans, deferred compensation agreements, severance pay arrangements, employee pension plans or retirement plans (whether funded or unfunded), employee profit sharing plans, any other "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), group life insurance, disability, medical reimbursement, hospitalization insurance, any other "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), employee stock purchase and stock option plan or other plans or arrangements (whether formal or informal) (collectively, "Employee Benefit Plans") providing for benefits for any current or former employees of the Company, whether any of the above are written or oral, and the general policies, procedures and work related rules in effect with respect to employees of the Company, whether written or oral, including without limitation the policies with respect to holidays, sick leave, vacation, disability or death benefits, termination pay, automobile allowances or rights to Company provided automobiles, computers or other perquisites;

          (g) Schedule 3.10(g) lists the names, titles, date of employment, current annual compensation rates, accrued vacation time and sick leave (either in dollars or days) of all employees of the Company as of the Closing Date, all rights, benefits or arrangements with such employees which are different from or additional to the policies and plans listed on
     Schedule 3.10(f) and the amount of the bonus paid to all such employees by the Company or any current or former Company Affiliates during the years ended June 30, 1993 and 1994;

          (h) Schedule 3.10(h) lists all policies of fire, liability and other forms of insurance held by the Company, including the insurer, the amount of coverage, the type of coverage, the expiration date, the annual premium, the policy number and the pending claims thereunder and all such insurance shall be outstanding and duly in force without interruption up to and including the Closing Date;

          (i) Schedule 3.10(i) lists the name of each bank in which the Company has an account or safe deposit box, and the numbers of such accounts or boxes;

          (j) Schedule 3.10(j) lists each outstanding order to a supplier for the future purchase of materials, supplies or services which involves the expenditure of more than $2,000 for any one transaction or $5,000 in the aggregate and all agreements or contracts with any supplier or vendor under which the Company has a right to buy (e.g., "original equipment manufacturer" agreements) goods, supplies or services relating to its business;

          (k) Schedule 3.10(k) lists all automobiles, trucks or other vehicles owned by or leased to the Company as of the date hereof;

          (l) Schedule 3.10(l) lists each of the largest twenty-five customers of the Company and its business based upon the dollar amount of products and services purchased from the Company by each such customer during the twelve (12) months ended June 30, 1994;

          (m) Schedule 3.10(m) lists the ten largest suppliers to the Company and its business based upon the dollar amount of items sold or provided to the Company by each such supplier for the six (6) months ended June 30, 1994;

          (n) Schedule 3.10(n) lists all arrangements respecting loans, or guarantees of loans, to any employees of the Company made or assumed by the Company on or before the Closing Date (excluding advances for travel and related expenses made to such employees in the ordinary course of business);

          (o) Schedule 3.10(o) lists all outstanding commitments made by the Company either on its own behalf or on behalf of any Company Affiliates as of the Closing Date to make a capital expenditure, capital addition or capital improvement, including without limitation any product investment, together with a description of any proposal by the Company to make or commit to make any capital expenditure, capital addition or capital improvement, including without limitation any product investment, subsequent to the date hereof and which individually exceed $2,000 or exceed $5,000 in the aggregate;

          (p) Schedule 3.10(p) lists all patents, trademarks, service marks, trade names, brand names and copyrights, and all registrations or pending applications for any of the foregoing, owned or used by or licensed to the Company (together with the designation thereof);

          (q) Schedule 3.10(q) lists all computer software programs, licensed to or owned or used by the Company, together with an identification of the licensor and the agreement or agreements, including all amendments and supplements thereto, pursuant to which the Company claims rights therein;

          (r) Schedule 3.10(r) lists all contracts, agreements or other arrangements under which the Company has granted, or is obligated to grant, rights to others to use, market or exploit any trademark, service mark, trade name, brand name, patent, copyright, invention, trade secret, secret process or know-how;

          (s) Schedule 3.10(s) lists, with the exceptions specified therein, all contracts and agreements between the Company and any third parties (the "Customers") relating to its business, including without limitation any contracts or agreements entered into by the Company on behalf of any Company Affiliates or by any Company Affiliates on behalf of the Company, whether oral or in writing, pursuant to which the Company has agreed to provide software or other products or maintenance, support or other services. Schedule 3.10(s) correctly identifies as of the Closing Date open and back orders. The Company's current standard forms of contract and contract policies are attached to Schedule 3.10(s). Except as disclosed in
     Schedule 3.10(s), none of the contracts with Customers deviate in any material respect from such forms and policies; and

          (t) Schedule 3.10(t) lists all other material assets and properties used by the Company in its business and not disclosed in Schedules 3.10(a) through 3.10(s).

     One true and complete copy of each document referred to in Schedule 3.10(a) through 3.10(t) has been provided or made readily available to Purchaser or its counsel. Except as otherwise provided in any Schedule hereto, all documents, rights, obligations and commitments referred to in such Schedules are valid, and there is not under any of them any amendment, modification or termination or any existing default or event of default or any event that has occurred which with notice or lapse of time would constitute a default.

     3.11 Litigation.  Except as disclosed in Schedules 3.8 and 3.11, there have
          ----------
not been during the past five (5) years nor are there now any actions, suits, proceedings, investigations, audits, examinations or claims pending, or to the knowledge of the Company and the Sellers, threatened against the Company or its predecessors or affecting or with respect to the business of the Company or any assets owned, leased, licensed or used by the Company, at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, nor do the Sellers know of any facts which would clearly provide a basis for any such action, suit or proceeding. There are no orders, judgments, writs, injunctions or decrees of any foreign, federal, state, provincial or local court or governmental authority or agency which apply to the Company, relating to the Company, the business of the Company or any of the assets owned, leased, licensed or used by the Company or which could adversely affect the business, financial condition, assets or the prospects of the Company. The Company is not in default with respect to any order, judgment, writ, injunction or decree of any court or foreign, federal, state, provincial, municipal or other governmental authority relating to the transactions contemplated by this Agreement.

     3.12 Labor Controversies; Benefit Plans.  Except as disclosed in Schedules
          ----------------------------------
3.11, 3.12 and 3.18, there are no suits, claims, controversies or proceedings pending or, to the best knowledge of the Company and the Sellers, threatened against the Company or any Employee Benefit Plan, and there are no complaints or organizational efforts in progress or, to the best knowledge of the Company and the Sellers, threatened involving any of the current or former employees of the Company, any of the employment practices of or attributable to the Company or its business or assets (including without limitation any hiring practices) or any of the Employee Benefit Plans. Except as described in Schedule 3.18, the Company has complied in all material respects with all laws, rules, regulations, orders and ordinances (including without limitation executive orders) applicable to it relating to the employment of labor and the Employee Benefit Plans, including without limitation ERISA and the Code and any provisions of such laws, rules, regulations or orders relating to wages, hours, collective bargaining and the payment of withholding tax, unemployment insurance, and similar taxes, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There is no unfunded deficiency in any Employee Benefit Plan. There are no collective bargaining agreements relating to any of the Company's employees and to the best knowledge of the Sellers the employees of the Company have no intentions to and have not threatened to organize or join a union, labor organization or collective bargaining unit. Without limiting the foregoing:

          (a) Except as set forth in Schedule 3.12(a),

                    (i) To the knowledge of the Sellers, the Company has no employees who are party to any contract, commitment or arrangement, either directly or by operation of law, with any trade union, association which might qualify as a trade union or other representative of employees. The Company and the Sellers are not aware of any outstanding labor or employment proceedings of any kind involving any of its current or former employees, including without limitation any proceeding which would result in certification of bargaining unit of employees, nor have there been any such proceedings involving persons employed by the Company or its predecessors within the past five (5) years. There are no outstanding, pending or, to the knowledge of the Company and the Sellers, threatened or anticipated assessments, actions, causes of actions, claims, complaints, demands, orders, prosecutions or suits against the Company pursuant to any rules, regulations, orders or laws governing health insurance, unemployment insurance, income tax, employment standards, labor relations, occupational health and safety, human rights, workers' compensation, pay equity or the Employee Benefit Plans. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state, provincial or federal agency and each such plan has been maintained in compliance with all applicable laws, rules and regulations;

                    (ii) Except as provided for on the Latest Balance Sheet or in Schedule 3.10(g), the Company is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. All obligations of the Company, whether arising by operation of law, contract, understanding, past custom or otherwise, for unemployment compensation benefits, pension benefits, equity participation (including without limitation, any stock option, profit sharing, phantom stock, restricted stock, stock bonus or similar benefit), salaries, bonuses, sick leave, severance, disability, unemployment, vacation and other forms of compensation payable to the officers, directors and other employees and independent contractors of the Company in respect of the services, employment or other consideration rendered by any of them have been paid or adequate accruals therefor have been made on the Latest Balance Sheet. All contributions required to be made to any Employee Benefit Plan have been timely contributed when due. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan. With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof. The Company does not have any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA;

                    (iii) Neither the Company nor any Company Affiliate has engaged in any unfair labor practice or employee harassment or discriminated on the basis of race, color, ancestry, place of origin, ethnic origin, citizenship, creed, sex, sexual orientation, record of offenses, marital status, family status, age or handicap in its employment conditions or practices and there are no grievances, controversies, unfair labor practice charges or complaints against or attributable to the Company or its business of which the Company or the Seller are aware relating to the same, nor do the Sellers know of any facts which would provide a basis for any of the foregoing. No prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan; and

                    (iv) The Company is not and has not been obligated to contribute to a multi-employer plan within the meaning of Section 3(37) of ERISA. No facts or circumstances exist that would result in the imposition of liability against Sterling or Purchaser or a lien on any assets of the Company by the Pension Benefit Guaranty Corporation as a result of any act or omission by the Company or its predecessors. No reportable event (within the meaning of Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

               (b) All employees of the Company are citizens of, or are authorized to be employed or working in, the U.S.

               (c) The Company has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees or inactive employees who may retire or any former employees who have retired from employment with the Company or any current or former Company Affiliates.

     3.13 Intellectual Property Rights.  Except as set forth on Schedules
          ----------------------------
3.10(p), 3.10(q) and 3.13, the Company owns the following: (a) all trade names, service marks and registrations and applications therefor, brand names, trademarks, trademark applications and registrations, copyrights, copyright applications and registrations, rights to renew copyrights and copyright renewals, and any patents and patent applications and registrations, (b) all technologies, trade secrets, methods, know-how, data bases, licenses, processes, formulae, inventions, discoveries, improvements, proprietary or technical information, data, plans, specifications, and other intellectual property, and
(c) all computer software including but not limited to documentation and the latest revisions of both related object and source codes, in each case used in or necessary to conduct the business of the Company (hereinafter, collectively referred to as "Intellectual Property Rights"). Except as provided in Schedules 3.10(b) and 3.10(p), all Intellectual Property Rights are held free and clear of any Liens and, except as set forth in Schedules 3.10(e), 3.10(p) and 3.10(q), no royalty is payable under any of them; all rights of the Company in and to the Intellectual Property Rights are freely transferable. Except for those listed in Schedule 3.13, no other intellectual property rights are necessary for the conduct of the business of the Company substantially as now conducted. Neither the Company nor the Sellers have knowledge of, or have received any complaint, assertion, threat or allegation or otherwise have any notice of any claim or potential claim to the effect that the use of any Intellectual Property Rights infringes on any patent, trademark, copyright or other right of any third party, violates any trade secret, know-how, process, proprietary information or other right of any third party or that a third party claims any interest in, or right to compensation from the Company by reason of, the use, exploitation or sale of any Intellectual Property Rights except as described in Schedule 3.13, nor do the Sellers know of any facts which would clearly provide a basis for any of the foregoing. Except as set forth in Schedule 3.13, there are no restrictions on the ability of the Company or any successor or assign of the Company to use or otherwise exploit any Intellectual Property Rights, and such use or exploitation does not and will not obligate Purchaser, the Company or any successor or assign of the Company to pay any royalty, fee or other compensation to any Person. Except as described in Schedules 3.10(b), 3.10(p) and 3.10(q), the Company owns full, exclusive, irrevocable rights worldwide to and under all Intellectual Property Rights and neither the Company nor the Sellers know of any claim or basis for a claim that the Intellectual Property Rights are not worldwide. Each of the trademarks and tradenames contained in the Intellectual Property Rights is in use except as noted in Schedule 3.10(p), and all registrations and applications therein are valid and uncanceled. No copyright is subject to termination, reversion or renewal prior to five years from the date hereof. Except as otherwise specified in Schedule 3.10(b), all agreements with respect to copyrights referred to therein are noncancellable by the other party during the period of the copyright. The Company is not, nor has it or any Company Affiliate been, in violation of any intellectual property rights of any third party with respect to the operations of the business of the Company. None of the rights of the Company to any Intellectual Property Rights and any licenses relating thereto will be impaired in any way by the transactions contemplated by this Agreement. Except as disclosed on Schedule 3.13, no director, officer, employee or Company Affiliate nor any Seller owns, directly or indirectly, in whole or in part, any intellectual property rights or interest therein which the Company has used or is using or the use of which is necessary for the operation of the business of the Company as now conducted.

     3.14 Software.
          --------

          (a) Except as disclosed on Schedule 3.10(r) hereto, the Company has good and marketable right, title and interest in and to all versions or releases of the software listed on Schedule 3.10(q) hereto, free and clear of any liens, charges and encumbrances or rights of any third party. Except with respect to programs licensed to the Company and set forth on Schedule 3.10(q) hereto, the Company is in actual possession of the source code of each software program listed on Schedule 3.10(q) hereto, and the Company is in possession of all other documentation necessary for the effective use of each such software. Schedule 3.14(a) hereto lists, by program, all third parties which have been provided with the source code to any of the software listed on Schedule 3.10(q) hereto. Schedule 3.14(a) hereto also lists, by program, all source code escrow agreements with escrow agents and all third parties who are actual or potential beneficiaries of such escrow agreements.

          (b) There are no defects in any of the software offered by the Company in connection with its business which would in any material and adverse respect affect the functioning of any such software in accordance with the specifications therefor published by the Company or provided to Customers or prospective customers, and each piece of such software, together with all know-how and processes used in connection therewith, functions as intended, is in machine readable form, conforms to all applicable standards (including without limitation VCS, VICS, ANSI x.12, TDCC, AIAG, EDIFACT, WINS, ODETTE III and TRADACOMS as provided in the attached matrix), contains all current revisions of such software and includes all computer programs, materials, tapes, know-how, object and source codes and procedures used by the Company in the conduct of its business. A list of all software fixes in progress for Customers under the Company's agreements is attached hereto as Schedule 3.14(b).

          (c) Except for rights of Customers under contracts or as disclosed on
     Schedule 3.10(q) hereto, no other Person has (i) any interest of any kind or nature in or with respect to any software program or portion thereof listed on Schedule 3.10(q) hereto, or (ii) any rights to use, market or exploit any such software program or portion thereof.

          (d) Neither the existence, licensing, marketing, distribution nor use of any version or release of any software program listed on Schedule 3.10(q) hereto infringes on any patent, trademark or copyright, violates any trade secret, know-how, process or proprietary information of any third party or, except as provided in Schedule 3.10(q) hereto, entitles any third party to any interest in, or right to compensation from the Company by reason of, the use, exploitation or sale of any software programs listed. Except as set forth in the agreements listed on Schedule 3.10(q) hereto, there are no restrictions on the ability of the Company, or any successor or assign of the Company, to use or otherwise exploit any software listed on Schedule 3.10(q) hereto.

          (e) Except as disclosed on Schedule 3.10(q), the use, licensing, marketing or distribution by the Company or any successor or assign of the Company of any version or release of any software listed on Schedule 3.10(q) does not and will not obligate Purchaser or any successor or assign of the Company to pay any royalty, fee or other compensation to any Person.

     3.15 Condition of Assets.  Except as disclosed on Schedule 3.15, the
          -------------------
properties and assets (whether real or personal, tangible or intangible) owned, leased or licensed by the Company, including without limitation all properties reflected in the Latest Balance Sheet, the Intellectual Property Rights and the assets and properties listed in Schedules 3.10(a), (b), (c), (h), (k), (p), (q),
(s) and (t) and 3.19, constitute all of the assets and property (a) used by the Company in the conduct of its business and (b) necessary for the conduct of the business by the Company. All of the assets which constitute personal property and are used by the Company in its business are in good condition and repair for their intended use in the ordinary course of business, except for such minor defects that do not interfere with the overall operations of the Company and the assets conform in all material respects with all applicable ordinances, regulations and other laws and there are no latent defects therein known to the Company or the Sellers.

    3.16  Accounts and Notes Receivables. The accounts and notes receivable of
          ------------------------------
the Company reflected on the Latest Balance Sheet, and all accounts and notes receivable arising since June 30, 1994 arose from bona fide transactions in the ordinary course of business and except as set forth in Schedule 3.16, are or at the Closing will be valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. Except as set forth in Schedule 3.16, the accounts payable reflected in the Latest Balance Sheet, and all accounts payable arising since June 30, 1994, arose from bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable without penalty or increase in amount other than immaterial penalties or increases in amount.

     3.17 Books and Records.  The books and records of the Company are complete
          -----------------
and correct records of all of the transactions to which the Company was a party, have been maintained in accordance with good business practices and accurately reflect, in accordance with generally accepted accounting principles consistently applied, the basis for the respective financial positions and results of operations of the Company in the financial statements referred to in
Section 3.6 hereof.

     3.18 Compliance with Laws.  The Company has complied in all material
          --------------------
respects with, and is not in violation of in any material respect, any laws, rules, regulations, orders or decrees applicable to the Company or its business, contracts or assets. Except as described in Schedule 3.18, neither the Company nor the Sellers have received notice or know of any violation by the Company of any applicable material foreign, federal, state, provincial, municipal, local or foreign law, rule, regulation, order or decree, and the Company and the Sellers, after due inquiry, are not aware of any threatened claim of such a violation (including any investigations relating thereto). There is no pending or, to the knowledge of Sellers or the Company, threatened action, suit, claim, proceeding, inquiry or investigation before or by any arbitrator, court or governmental department, commission, board, bureau, instrumentality, body or agency, domestic or foreign, involving or to restrain or prevent the consummation of the transactions contemplated by this Agreement or that might reasonably be expected to affect the right of Sterling to own the Company or the right of the Company or any Sterling Affiliates to operate the business of the Company after the Closing Date in substantially the manner in which it currently is operated.

     3.19 Licenses, Permits, Authorizations, Etc.  Except as set forth on
          --------------------------------------
Schedule 3.19, the Company has all approvals, authorizations, consents, licenses, orders, franchises, rights and registrations and permits of all governmental agencies, whether foreign, federal, state, provincial, municipal, or local, required to permit the operation of the business of the Company from time to time. The Company has not engaged in any activity which would cause the revocation or suspension of any such approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits, and no action or proceeding looking to or contemplating the revocation or suspension of any thereof is pending or, to the best knowledge of the Company or the Sellers, threatened.

     3.20 Products and Services.
          ---------------------

          (a) Except as disclosed on Schedule 3.20(a), each of the contracts with Customers is valid and binding on the respective Customers and is in full force and effect.

          (b) Except as specifically noted on Schedule 3.20(b), none of the Customers, to the knowledge of the Company, is presently in default.

          (c) Except as disclosed in Schedule 3.20(c), the Company is current in all material respects in the performance of all service, installation, warranty, maintenance and other material obligations under its contracts with Customers and has duly performed each and every other material obligation required to be performed by it under any such contract through the date hereof.

          (d) Except as noted on Schedule 3.20(d), the Company has no responsibility or obligation to pay or have paid on its behalf any sales commission, royalty or similar payment to any Person as a result of the receipt of monies under any contract on or after the Closing Date.

          (e) Except as provided in the contracts listed in any Schedule hereto,

              (i) the Company has no outstanding obligation to do or provide any software development, warranty, maintenance or professional services or support to any Customer, nor

              (ii) are there any outstanding commitments to provide any software or services, or any products, supplies or goods to any Customer, which the Company is unable, at present, to provide in the ordinary course of business.

          (f) Except as listed on Schedule 3.20(f), there are no outstanding proposals, written or otherwise, by the Company to enter into any contracts which have by the terms of such proposals not expired, which proposals if accepted would constitute legally binding obligations of the Company.

          (g) Except as listed on Schedule 3.20(g), the Company has properly billed the Customers and there are no deposits, advances or prepayments by any Customer held by the Company which the Company is, or may be under any circumstances, under any obligation to return or refund to such Customer.

     3.21 Burdensome Agreements.  To the best knowledge of the Company and the
          ---------------------
Sellers, the Company is not a party to any agreement the performance of which by it in accordance with its terms would have a material adverse effect on the Company's business or the condition (financial or otherwise), assets, liabilities, properties, results of operations or property of the Company.

     3.22 Environmental Matters.  The Company in its processes and undertakings,
          ---------------------
and its use, maintenance and operation of its property and the assets utilized in the operation of its business, has been and is in compliance with all Environmental Laws (as hereinafter defined). The Company has any and all permits or certificates or approvals required under any Environmental Laws for the operation of its business. Neither the Company nor the Sellers have received any notice of non-compliance with any Environmental Laws, nor knows of any facts which could give rise to a notice of non-compliance. There are no actions, suits or proceedings pending or, to the knowledge of the Sellers, threatened against the Company or the Sellers by or before any federal, provincial, municipal, local or foreign court or governmental authority or agency or commission concerning any non-compliance, or alleged non-compliance, with any Environmental Laws, and neither the Company nor the Sellers have ever been convicted of any offense for non-compliance with any Environmental Laws, or fined, or been otherwise sentenced or a party to a settlement of such prosecution short of conviction. Neither the Company nor the Sellers have caused or permitted the release of any Hazardous Substances (as hereinafter defined) on or off the property used in the Company's business, nor disposed of, or allowed or permitted the disposal of, or treated or stored, or allowed or permitted treatment or storage of material amounts of Hazardous Substances, except in compliance with all Environmental Laws. Neither the Company nor the Sellers have ever conducted or had conducted an environmental audit, or assessment or study with respect to the Company's business resulting in the production or preparation of documents or records being produced, or resulting in the delivery of oral or verbal conclusions or advice, the results of which or documents which have not been released to Purchaser. Neither the Company nor the Sellers have at any time leased, owned or operated any facility which has ever been or is now a treatment, storage or deposit facility requiring a permit or interim status under any Environmental Law. To the best knowledge of Sellers, no asbestos in any form is constructed, placed, deposited, stored, disposed of or located on any real property or fixtures or improvements thereon utilized by the Company.

     For the purposes of this Agreement, "Environmental Laws" shall mean any law, statute, ordinance, regulation, guideline, rule, judgment, order, decree, permit, license, operating authorization or variance of any federal, provincial, state, municipal, local or foreign government relating to the protection of health or environment or the management of chemical substances, raw materials, products or wastes or pollution, protection or cleanup of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata). For purposes of this Agreement, the term "Hazardous Substance" shall mean (i) any "hazardous waste" or "hazardous material" within the meaning of any Environmental Law, (ii) any "pollutant or contaminant" within the meaning of any Environmental Law and (iii) petroleum, including crude oil or any fraction thereof, natural gas, liquified natural gas and synthetic gas and any other substance that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to health or the environment.

     3.23 Compliance With Contracts, Agreements, Etc.  Except as otherwise
          ------------------------------------------
disclosed on Schedule 3.20 or Schedule 3.23, the Company is in compliance, in all material respects, with all terms and provisions of all contracts, agreements, indentures, leases, policies, instruments and licenses to which the Company is a party or by which any of its assets may be bound or affected, and all such contracts, agreements, indentures, leases, policies, instruments and licenses are valid and binding in accordance with their terms and in full force and effect, and no breach or default by the Company or event which, with notice or lapse of time or both, could constitute a breach or default by the Company, exists with respect thereto.

     3.24 Consents.  Except as set forth in Schedule 3.5, no authorization,
          --------
consent, approval, permit or license of, or filing with, any Person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Company or the Sellers.

     3.25 Disclosure.  All facts material to the Company's business and the
          ----------
financial condition, assets and prospects of the Company have been disclosed (or with respect to facts arising hereafter will be promptly disclosed prior to the Closing Date) to the Purchaser in writing. No representation or warranty contained in this Agreement, and no statement, certificate, schedule, list or other information furnished by or on behalf of the Company or the Sellers to Purchaser or Sterling in connection with this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     3.26 Certain Payments.  Neither the Sellers nor the Company nor any officer
          ----------------
or employee of the Company or current or former Company Affiliates has paid or caused to be paid, directly or indirectly, in connection with the Company's business:

          (a) to any government or agency thereof or agent of any supplier or customer any bribe, kick-back or other similar payment; or

          (b) any contribution to any political party or candidate (other than from personal funds of officers and employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

     3.27 Transactions with Related Parties.  Except as set forth in Schedule
          ---------------------------------
3.27 or disclosed in the Latest Balance Sheet, (a) there are no outstanding notes payable to, accounts receivable from or advances by the Company to, and the Company is not otherwise a creditor of, and (b) since August 18, 1992, the Company has not purchased, transferred or leased any real or personal property from or for the benefit of, paid any commission, salary or bonus to or for the benefit of, or purchased any product or service from or for the benefit of, or otherwise incurred any obligation or liability to or entered into or agreed to enter into any transaction with or for the benefit of, in the case of either clause (a) or (b) above, any current or former Seller Affiliate. "Seller Affiliate" shall mean any Person that directly or indirectly controls, is controlled by or is under common control with, a Seller. Except for the Company, Sellers currently have no other Seller Affiliates.

     3.28 Sellers Holdings.  There is no plan or intention by the Sellers to
          ----------------
sell, exchange, or otherwise dispose of a number of shares of Sterling Common Stock received pursuant to the Merger that would reduce the Sellers' ownership of Sterling Common Stock to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the Company Common as of the same date. For purposes of this representation, shares of Company Common and shares of Sterling Common Stock held by holders of Company Common and otherwise sold, redeemed or disposed of prior or subsequent to the transaction are considered in measuring such fifty percent (50%).


IV.  Representations, Warranties and Covenants of the Sellers.
     ---------------------------------------------------------

     Each Seller additionally, jointly and severally represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date and agrees as follows:

     4.1  Ownership of the Stock.  Each Seller owns, beneficially and of record,
          ----------------------
good and marketable title to the Company Common shown opposite his name on Exhibit A free and clear of all Liens, proxies, or sellers' agreements. At the Closing, each Seller will convey to Sterling good and marketable title to all of the Company Common shown opposite his name on Exhibit A, free and clear of any Liens, proxies, sellers' agreements or restrictions.

     4.2  Sellers' Capacity.  Each Seller has the legal capacity to enter into
          -----------------
and perform this Agreement.

     4.3  Investment Representations and Covenants.  The Sterling Shares to be
          ----------------------------------------
acquired by the Sellers are being acquired by each of them for his own account for investment and not with a view to, or for resale in connection with, any distribution and no other person has or will have any right to acquire any beneficial interest therein. Each Seller fully understands and agrees that he must bear the economic risk of the acquisition of the Sterling Shares for an indefinite period of time because the Sterling Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the Sterling Shares are subsequently registered for sale under the Securities Act and the applicable securities laws of such states or unless an exemption from registration is available. Each of the Sellers has received a copy of the Sterling Annual Report on Form 10-K for the fiscal year ended September 30, 1993, and all other documents filed subsequent to September 30, 1993 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including without limitation, its Form 10-Q for the quarters ended December 31, 1993 and March 31, 1994 and its Proxy Statement dated February 8, 1994), each in the form (excluding exhibits) filed with the SEC (collectively, the "Reports"). Each of the Sellers agrees that (i) a restrictive legend as provided in the form of Affiliate's Letter attached hereto as Exhibit J will be placed on each certificate representing the Sterling Shares and a notation shall be made in the appropriate records of Sterling indicating that such shares are subject to restrictions on transfer, and (ii) each of the Sellers has received and reviewed this Agreement and the Reports and other documents referred to herein and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents. Each of the Sellers has carefully reviewed and fully understands the nature and risks of, and other considerations relating to, the issuance of the Sterling Shares. Each of the Sellers has received only the Reports and the documents attached as exhibits hereto, and the other documents that Sterling may have provided at the specific request of any of the Sellers, and has received no other literature from Sterling. Except as set forth in this Agreement and the exhibits hereto, no representations or warranties have been made to the Sellers by Sterling or by any person acting on behalf of Sterling with respect to the business or financial condition of Sterling.

     4.4    Control of Related Businesses.  No Seller controls another business
            -----------------------------
that is in the same or similar line of business as the Company or that has or is engaged in transactions with the Company except transactions in the ordinary course of business, and, since September 30, 1993, involving transactions of less than $10,000 in the aggregate.

     4.5    Ownership of Sterling Shares.  No Seller, directly or indirectly,
            ----------------------------
beneficially or of record, owns or has any ownership interest in Sterling Common Stock (other than indirectly, through registered mutual funds over which the Seller has no control or influence and which ownership interest constitutes less than 1/2 of 1% of the total funds under management).

     4.6  Transfers of Company Common.  There have been no transfers of the
          ---------------------------
Company Common since inception of the Company.


V.   Representations and Warranties of Sterling and Purchaser.
     --------------------------------------------------------

     Sterling and Purchaser represent and warrant to the Company and the Sellers that:

     5.1  Organization, Power.  Sterling and Purchaser are corporations duly
          -------------------
organized, validly existing and in good standing under the laws of the States of Delaware and Michigan, respectively. Each of Sterling and Purchaser has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     5.2  Authorization.  Each of Sterling and Purchaser has all requisite power
          -------------
and authority to enter into this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Sterling and the sole shareholder and Board of Directors of Purchaser and no other corporate proceedings on the part of either of them are necessary to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Sterling and Purchaser enforceable in accordance with its terms, except as (a) enforceability hereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     5.3  No Violation.  The execution, delivery and performance of this
          ------------
Agreement by Sterling and Purchaser and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval, license or authorization of any Person which is not provided for in this Agreement, do not violate, with or without the giving of notice or the passage of time, any provision of law applicable to it or the corporate charter or by-laws of Sterling or Purchaser and do not conflict with or result in a breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property, assets or capital stock of Sterling or Purchaser pursuant to, any mortgage, deed of trust, indenture or other agreement, contract, commitment or instrument or any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which Sterling or Purchaser is a party or by which Sterling or Purchaser or any of its assets may be bound.

     5.4  Compliance with Laws.  Sterling has complied in all material respects
          --------------------
with, and is not in violation of in any material respect, any laws, rules, regulations, orders or decrees applicable to Sterling or its business, contracts or assets the noncompliance with or violation of which would have a material adverse effect on the business and operations of Sterling and its subsidiaries taken as a whole. Sterling has not received notice and has no knowledge of any violation by Sterling of any applicable material foreign, federal, state, provincial, municipal, local or foreign law, rule, regulation, order or decree, and is not aware of any threatened claim of such a violation (including any investigations relating thereto), the violation of which would have a material adverse effect on the business and operations of Sterling and its subsidiaries taken as a whole.

     5.5  Sterling Shares.  When issued and delivered to Sellers pursuant to
          ---------------
this Agreement, the Sterling Shares will be validly issued, fully paid and nonassessable. The rights provided for under the Sterling Shares are identical to those rights provided for under the other outstanding shares of the Sterling Common Stock.

     5.6  Continuity.  Following the Merger, the Surviving Corporation, directly
          -----------
or through its subsidiaries, will continue the Company's historic business or use a significant portion of the Company's historic business assets in its business.


VI.  S Corporation Issues
     --------------------

     6.1  S Corporation.  The Company and the Sellers jointly and severally
          -------------
represent and warrant that the Company is now an S corporation under the Code and has been an S corporation continuously since July 1, 1993. The closing of the transactions contemplated hereby will terminate the S status of the Company effective with the Closing and require the filing of a tax return for the period beginning January 1, 1994, and ending the day before the Closing Date (the "Short Tax Period"). The Company shall close its books as of the end of the Short Tax Period pursuant to Section 1362(e)(6)(D) of the Code and compute taxable income or taxable loss for the Short Tax Period on the basis of the permanent books and records (including workpapers) of the Company. The Company shall prepare the necessary tax return information, in accordance with its customary accounting procedures, for the Short Tax Period in accordance with the Subchapter S requirements of the Code and provide such information to the Sellers. The Sellers shall pay the federal and state income tax, if any, for the Short Tax Period, including but not limited to any such taxes payable by the Company for the Short Tax Period. Notwithstanding the termination of the Shareholders Agreement contemplated by Section 10.10 hereof, as contemplated by such agreement, the Company shall distribute cash to the Sellers in an amount equal all of their federal, state and local income taxes for the Short Tax Period on the income that passes through to the Sellers as a result of the Company's status as an S corporation, reduced by any tax benefits produced by losses, deductions and credits that pass through to the Sellers as a result of the Company's status as an S corporation. Such distribution shall be in the form of a dividend from the Company to the Sellers, declared prior to the Closing, and shall be made on or after the Closing Date promptly following the Company's determination of the amount of such taxes and in any event within sixty (60) days of the date it is declared.

     6.2  Amendment of Returns.  If the Sellers become aware that the returns of
          --------------------
the Company for any period when the Company was an S corporation may be amended to provide a tax refund to the Sellers, the Company, at the expense of the Sellers, shall prepare and file such amendments to the return as may be necessary, provided, however, that the Company shall not be required to file any such amendment that would, as determined by Sterling in its sole and absolute discretion, have an adverse tax effect on the Company for periods prior to or subsequent to the Closing. The Company has no obligation with respect to pursuing such refund other than to prepare and file amendments to such returns pursuant to this Section 6.2.

     6.3  Audits.  In the event of any audit by the Internal Revenue Service
          ------
(the "IRS") or other taxing authority of the tax liability of the Company or the Sellers for the periods during which the Company was an S corporation, the Company shall notify the Sellers immediately of such audit or threatened audit. The Company at the expense of the Sellers shall respond to the audit and shall keep the Sellers informed of any issues raised by the taxing authority involved. The Sellers shall have the sole right to settle or contest any deficiency proposed by the IRS or such other authority; provided, however, that the Sellers shall not settle any deficiency without the consent of the Company if such settlement would have an adverse tax effect on the Company for periods subsequent to the Closing. The Company shall provide each Seller with access to its books and records, and cooperate with the Sellers, to enable them to contest any such deficiency. In the event that the settlement or other determination of any dispute results (i) in a tax benefit to the Company for a taxable period other than the period when the Company was an S corporation by reducing the tax liability of the Company or a corporation in its affiliated group and (ii) a tax detriment to the Sellers, the amount of such reduction in tax liability shall be deducted from any liability of the Sellers under Section 11.1 hereof arising out of claims for the breach by the Sellers of the representations set forth in Section 3.8 hereof. Any refunds of income taxes paid by the Sellers for the periods when the Company was an S corporation shall belong to the Sellers.


VII. Covenants.
     ---------

     7.1  Certain Covenants of the Company and the Sellers.
          ------------------------------------------------

          (a) Prior to the Closing, the Company shall operate its business in the ordinary course, will not introduce any new method of management or operation and shall use its reasonable best efforts to preserve the business of the Company intact, to retain its present customers, suppliers, employees and consultants so that they will be available to the Company after the Closing and to cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions. Neither the Company nor any Seller shall take any action that might impair the business or the assets of the Company.

          (b) Prior to the Closing Date, the Company and the Sellers shall give all required notices and before and after the Closing will use all reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications, novations and orders of governmental authorities and parties to contracts, agreements, licenses or other instruments relating to the business as may be required in order to enable the Company and the Sellers to perform their obligations hereunder, except as set forth on Schedule 7.1(b); provided, however, that no contract shall be amended to increase the amount payable by the Company or decrease the amount paid to the Company thereunder in order to obtain any such license, permit, consent, approval, authorization, novation or otherwise without first obtaining the approval of Purchaser.

          (c) The Company shall permit, during normal business hours prior to the Closing Date, Purchaser's employees, agents and representatives to make or cause to be made a detailed review of the business and financial condition of the Company and its assets, and to make or cause to be made such investigation as Purchaser deems reasonably necessary or advisable of the properties, assets, businesses, books and records of the Company. The Company will assist Purchaser in conducting such review and investigation and will provide, and will cause its accountants to provide, Purchaser and its employees, agents and representatives full access to all books and records (including tax returns filed or in preparation), personnel and premises of the Company and the records of the Company's accountants, and will provide to Purchaser such other information as Purchaser shall request. With the consent of the Company, not to be unreasonably withheld, Purchaser will interview such customers, distributors and personnel of the Company as Purchaser shall reasonably request.

          (d) Prior to the Closing the Sellers shall not sell or otherwise transfer, or agree to sell or otherwise transfer, any of the Company Common, or permit to exist any Lien on any of the Company Common.

          (e) On or before the Closing, each Seller shall transfer to the Company the life insurance policies covering the other Seller.

          (f) On or before the Closing, the Company will pay all amounts due under the Promissory Note, assumed by the Company, dated August 18, 1992 in the original principal amount of $893,090.00 executed by Vasquez Davis, Inc. and payable to Thomas S. Monaghan, Inc. and will obtain a release from Thomas S. Monaghan, Inc. in the form attached hereto as Exhibit B and a release of all security interests, including but not limited to the termination of all UCC-1's and other evidences of such security interests.

     7.2  Additional Covenants and Agreements.
          -----------------------------------

          (a) Purchaser, Sterling, the Company and the Sellers each agree to cooperate with the other in determining whether any filings are required to be made or consents are required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated hereby and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents. Purchaser, Sterling, the Company and the Sellers shall furnish to each other and to their respective counsel all such information as may be reasonably required to order to effectuate the foregoing actions.

          (b) The Company and the Sellers promptly shall give notice to Sterling and Purchaser of (i) the occurrence of any event or the failure of any event to occur known to the Company or any of the Sellers that results in a material breach or material inaccuracy of any representation or warranty by the Company or the Sellers or (ii) a failure by the Company or the Sellers to comply with any covenant or condition contained herein.

          (c) The Company and the Sellers (i) shall take all reasonable action necessary to render accurate as of the Closing Date their representations and warranties contained herein, (ii) shall refrain from taking any action that would render any such representation or warranty inaccurate as of such time and (iii) shall perform or cause to be satisfied each covenant or condition to be performed or satisfied by or on behalf of them as contemplated by this Agreement.

          (d) Sterling or Purchaser promptly shall give notice to the Company and the Sellers of (i) the occurrence of any event or the failure of any event to occur known to Sterling or Purchaser that results in a material breach or material inaccuracy of any representation or warranty by Sterling or Purchaser or (ii) a failure by Sterling or Purchaser to comply with any covenant or condition contained herein.

          (e) Sterling and Purchaser (i) shall take all reasonable action necessary to render accurate as of the Closing Date their representations and warranties contained herein, (ii) shall refrain from taking any action that would render any such representation or warranty inaccurate as of such time and (iii) shall perform or cause to be satisfied each covenant or condition to be performed or satisfied by or on behalf of them as contemplated by this Agreement.

          (f) Except as otherwise provided herein, each party hereto shall pay all of its own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement, including the fees and expenses of their respective counsel, accountants, investment bankers and other experts, provided that any such fees and expenses of the Company in excess of $25,000 shall be paid by the Sellers. The Sellers shall pay any sales, real estate or other transfer, stamp or similar taxes incurred with respect to the Agreement and the transactions contemplated hereby (e.g., the Merger). Sterling and Purchaser shall each be responsible for their own gains and income taxes and Sellers shall be responsible for the Company's and their own gains and income taxes incurred in connection with the transactions contemplated hereby. Anything in this Agreement to the contrary notwithstanding, Sellers shall not be liable for payment of any built in gain tax pursuant to Section 1374 of the Code payable by the Company or Purchaser as a result of actions occurring on or after the Closing Date.

          (g) Sterling and Purchaser shall take all actions necessary to (i) permit the adoption of the Sterling Software, Inc. Savings and Security Plan (the "Sterling Plan") by Purchaser for the benefit of the Company's employees effective as of or after the Closing Date; (ii) provide for the immediate participation in the Sterling Plan by all of the Company's employees who currently participate in the Company's retirement savings plan (the "Company Plan"); (iii) recognize for participation and vesting purposes under the Sterling Plan the service with the Company prior to the Closing of each of the Company's employees; and (iv) provide for the transfer of the assets and obligations of the Company Plan into the Sterling Plan as soon as is reasonably practicable after the Closing Date. The Company and the Sellers shall take all actions necessary to (i) discontinue all contributions to the Company Plan effective as of the Closing Date; (ii) assist Purchaser and the Company in the enrollment of the Company's eligible employees in the Sterling Plan; (iii) cause the transfer of the assets and obligations of the Company Plan into the Sterling Plan; and (iv) reasonably cooperate in the timely transfer of all plan administration records concerning the Company Plan to Purchaser or such other person as may be designated by Purchaser. The parties agree that the foregoing actions shall be taken in a manner consistent with the continued favorable tax qualification of the Sterling Plan and the Company Plan.

          (h) No news release or other public announcement pertaining in any way to the transactions contemplated by this Agreement shall be made by Purchaser without the prior consent of the Sellers, or by the Company or the Sellers, without the prior consent of Sterling, unless in the opinion of counsel to either Sterling and Purchaser or the Sellers and the Company, as the case may be, such release or announcement is required by law (including federal securities laws) or the rules of the New York Stock Exchange; provided that the obligations of

     Sterling and Purchaser under this Section 7.2 (h) shall expire one (1) month after the Closing Date.

     7.3  Registration Rights.
          -------------------

          (a) Sterling will use reasonable efforts to file a "shelf" registration statement with the Securities and Exchange Commission (the "SEC"), as soon as practicable after the Closing, covering the registration of the sale of the Sterling Shares by the Sellers from time to time in the open market, and will use reasonable efforts to cause such registration statement to be declared effective by the SEC. Sterling currently believes that its reasonable efforts will result in such registration statement being declared effective by the SEC. Sterling shall bear all expenses related to such registration statement.

          (b) In connection with the disposition of the Sterling Shares under the registration statement, in order for the Sellers to dispose of Sterling Shares with a prospectus that is part of the registration statement, the Sellers must give Sterling written notice of their intention to sell any of the Sterling Shares at least two (2) but not more than twenty (20) business days prior to the date of the proposed sales which notice shall include the number of shares proposed to be disposed, whether the shares are to be sold in an underwritten offering and the time period during the thirty (30) days following the date of such notice during which the shares may be disposed (the "Sale Period"), and the Sellers agree that, during each Sale Period, they shall not deliver any prospectus that is part of the registration statement in connection with any disposition of Sterling Shares during any period of time when, but only so long as, Sterling, after receipt of the notice set forth above, notifies the Sellers (a "Delay Notice") that Sterling is in possession of material non-public information that, in the exercise of its reasonable judgment, would be required to be disclosed in the registration statement (or in the amendment, or post-effective amendment thereto) in order to comply with SEC requirements, which material information may relate, including, without limitation, to a financing project or a pending acquisition, merger or other material corporate reorganization or transaction to which Sterling is or is expected to be a party; provided that Sterling shall advise the Sellers in writing as soon as any such delay is no longer applicable; provided, further, that the Sellers shall only be prevented from disposing of Sterling Shares with a prospectus under the registration statement for up to 90 consecutive days (a "Delay Period") following the receipt of a Delay Notice and any two Delay Periods must be at least fifteen (15) days apart during which time the Sellers shall be permitted to dispose of Sterling Shares with a prospectus under the registration statement.

          (c)  Sterling will:

               (i) use reasonable efforts to keep such registration statement effective until the second anniversary of the Closing Date; provided, however, Sterling may delay or suspend such registration at any time for so long as, in the reasonable business judgment of Sterling, the financial statements or other information necessary to keep such registration statement effective cannot be produced without undue expense or burden or otherwise are not available;

               (ii) furnish to each Seller a conformed copy of such registration statement and of each amendment or supplement thereto, and such number of copies of the prospectus contained in such registration statement and any other prospectus filed under Rule 424 under the Securities Act as the Sellers may reasonably request in order to facilitate the distribution of the Sterling Shares, in conformity with the requirements of the Securities Act;

               (iii) use reasonable efforts to register or qualify the Sterling Shares covered by such registration statement under such other securities or blue sky laws of such states as shall be reasonably appropriate for the distribution of securities covered by such registration, except that Sterling shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 7.3(c)(iii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (iv) notify each Seller at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Seller promptly prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

               (v) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC.

     Each Seller shall, upon receipt of any notice from Sterling of the happening of any event of the kind described in Section 7.3(c)(i) or 7.3(c)(iv), forthwith discontinue such person's disposition of Sterling Shares pursuant to the registration statement until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by
     Section 7.3(c)(i) or 7.3(c)(iv) and, if so directed by Sterling, shall deliver to Sterling all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Seller Securities current at the time of receipt of such notice.

          (d) If so requested in writing by a managing underwriter in an offering by Sterling, neither Seller shall effect any sale or other disposition of any Sterling Common during the seven days prior to and the 90 days after any registration related to such offering.

          (e) It shall be a condition precedent to the obligations of Sterling to file or keep effective any registration pursuant to this Section 7.3 that each Seller shall furnish to Sterling such information regarding itself, the Sterling Shares held by it and its proposed disposition thereof as Sterling shall reasonably request.

          (f) To the extent permitted by law, each Seller requesting or joining in a registration pursuant to this Section 7.3 shall indemnify Sterling and its officers and directors and its legal counsel, and each Person if any, who controls any thereof within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, and their respective successors against all claims, losses, damages and liabilities, joint or several, or actions in respect thereof, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made and will reimburse Sterling and each other Person indemnified pursuant to this
     Section 7.3 (f) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this Section 7.3 (f) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to Sterling by the Sellers and designated to be specifically for use therein.

          (g) Following the Closing, Sterling shall prepare and submit to the New York Stock Exchange ("NYSE") a listing application covering the Sterling Shares and shall use reasonable efforts to obtain approval for the listing of such shares at or around such time as the registration statement contemplated under this Section 7.3 becomes effective.

     7.4    Requirements to Effect Merger.  Subject to the terms and conditions
            -----------------------------
of this Agreement, the Company and the Sellers shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effect the Merger under the MBCA, including without limitation the filing with the Secretary of State of Michigan of a Certificate of Merger in a form approved by counsel for the parties to this Agreement.

     7.5    Requirements to Effect Merger. Subject to the terms and conditions
            -----------------------------
of this Agreement, Sterling and Purchaser will use all reasonable efforts to take, or cause to be taken, all actions necessary to effect the Merger under the MBCA, including without limitation the filing with the Secretary of State of the State of Michigan of a Certificate of Merger, in a form approved by counsel for the parties to this Agreement.


VIII.  Joint Condition Precedent to Closing Obligations.
       ------------------------------------------------

     8.1    Absence of Litigation.  Except as may be waived by all of Purchaser,
            ---------------------
Sterling, the Sellers and the Company, the obligations of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of the condition that no order, judgment or decree by any court or governmental agency or authority shall be in effect or threatened that enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement.


IX.  Conditions Precedent to Obligations of the Company and the Sellers.
     ------------------------------------------------------------------

     Except as may be waived by the Company and the Sellers, the obligations of the Company and the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

     9.1    Compliance.  Sterling and Purchaser shall have, or shall have caused
            ----------
to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement required to be complied with or performed by or on behalf of Sterling or Purchaser on or before the Closing Date.

     9.2    Representations and Warranties.  All of the representations and
            ------------------------------
warranties made by Purchaser in this Agreement shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except as otherwise expressly permitted by this Agreement.

     9.3    Opinion of Counsel for Purchaser. On the Closing Date, Purchaser
            --------------------------------
will deliver to the Company the opinion of counsel to Sterling dated the Closing Date, substantially in the form of Exhibit C hereto.

     9.4    Certified Resolutions.  Certified resolutions of the shareholder and
            ---------------------
the Board of Directors of Purchaser approving the Agreement and the Merger shall have been delivered to Sellers.

     9.5    New Shareholders' Agreement.  On the Closing Date, the Sellers shall
            ---------------------------
execute and deliver to one another a shareholder's agreement in the form of Exhibit D attached hereto.


X.  Conditions Precedent to Obligations of Purchaser and Sterling.
    -------------------------------------------------------------

     Except as may be waived by Purchaser and Sterling, the obligations of Purchaser and Sterling to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     10.1   Compliance. Each of the Company and the Sellers shall have, or shall
            ----------
have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by or on behalf of the Company or the Sellers on or before the Closing Date.

     10.2   Representations and Warranties.  All of the representations and
            ------------------------------
warranties made by the Company and the Sellers in this Agreement shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except as otherwise expressly permitted by this Agreement.

     10.3   Opinion of Counsel for the Company. On the Closing Date, the Company
            ----------------------------------
and the Sellers will deliver to Sterling and Purchaser the opinion of counsel for the Company and the Sellers reasonably acceptable to Sterling, dated the Closing Date, substantially in the form of Exhibit E-1 hereto and Sterling shall have received from Jackson & Walker a legal opinion in the form of Exhibit E-2 hereto.

     10.4   Approvals and Consents.  All approvals of or applications or notices
            ----------------------
to public authorities, foreign, federal, state, provincial, or local, and all consents or approvals of any Persons who are parties to contracts or other agreements to which the Company is a party, the granting, making or acceptance of which is necessary for the consummation of the transactions contemplated hereby or for preventing the termination of any right or agreements of the Company or necessary for preventing any loss or disadvantage to Purchaser or its Affiliates or the Company, by reason of the transactions contemplated hereby, shall have been made, given or obtained, as the case may be; no such consents or approvals shall have imposed a condition to such consent or approval which materially and adversely affects the Company, its assets or its business.

     10.5   Non-Competition.  Each of the Sellers shall have duly executed and
            ---------------
delivered to the Company a confidentiality and non-competition agreement with Sterling and Purchaser in the form attached hereto as Exhibit F (the "Non-Competition Agreement").

     10.6   Releases. Each of the Sellers shall have duly executed and delivered
            --------
to Purchaser a General Release in the form of Exhibit G attached hereto.

     10.7 [DELETED]

     10.8   No Material, Adverse Change. Except as disclosed in Schedule 3.7, no
            ---------------------------
material, adverse change in the business or the assets, operations, prospects or financial condition of the Company shall have occurred after March 31, 1994 and prior to the Closing.

     10.9   Acknowledgment.  Thomas S. Monaghan, Inc. shall  have executed and
            --------------
delivered to Purchaser an acknowledgment substantially in the form of Exhibit B hereto.

     10.10  Shareholders Agreement.  Sellers shall have delivered to Purchaser
            ----------------------
evidence satisfactory to counsel for Purchaser that the Shareholders Agreement, dated August 18, 1992, between the Sellers (the "Shareholders Agreement") has been terminated and the Sellers shall have waived all rights thereunder.

     10.11  401(K).   The Company shall have delivered to Purchaser evidence
            -------
that the Company shall have (i) discontinued all future contributions to the Company Plan; (ii) distributed enrollment information with respect to the Sterling Plan to the Company's eligible employees; and (iii) authorized the transfer of all assets and obligations of the Company Plan to the Sterling Plan. Purchaser shall have delivered to the Company and Sellers evidence that Purchaser shall have (i) adopted the Sterling Plan for the benefit of eligible employees of the Company; (ii) provided for the recognition under the Sterling Plan of service with the Company prior to the Closing by the Company's employees; and (iii) authorized the assumption of the assets and obligations of the Company Plan by the Sterling Plan.

     10.12  [DELETED].

     10.13  Director and Officer Resignations.  The directors and officers of
            ---------------------------------
the Company shall have resigned from their respective positions.

     10.14  Certain Documents, Etc.  The Company and the Sellers shall have
            ----------------------
furnished Purchaser with the following documents:

            (a) the articles of incorporation of the Company and all amendments thereto, duly certified by the Michigan Secretary of State;

            (b) certificates as to the good standing of the Company, executed by the appropriate officials of the states in which the Company is required to be incorporated or qualified as a foreign corporation;

            (c) the by-laws of the Company, duly certified by the Secretary of the Company as being in full force and effect on the Closing Date and at all times subsequent to June 30, 1992;

            (d) the complete and correct corporate minute book, stock ledgers and transfer records, cancelled stock certificates and corporate seal of the Company; and

            (e) such other documents relating to the Company and the Sellers as Purchaser reasonably may request.

     10.15  Delivery of the Company Common.  The Sellers shall have delivered to
            ------------------------------
Purchaser certificates for the Company Common in proper form for cancellation, with duly executed stock powers attached thereto, together with evidence satisfactory to Purchaser and its counsel that any liens or encumbrances on the Company Common have been fully released and discharged.

     10.16  Accountants Reports.  Ernst & Young and Wright, Griffin, Davis &
            -------------------
Company shall have delivered to Sterling the opinions, dated as of the Closing Date, substantially in the form of Exhibit I hereto.

     10.17  Certified Resolutions.  Certified resolutions of the shareholders
            ---------------------
and Board of Directors of the Company approving this Agreement and the Merger shall have been delivered to Purchaser.

     10.18  Affiliates Letter.  The Sellers shall have executed and delivered to
            -----------------
Sterling and Purchaser an Affiliates Letter in the form of Exhibit J hereto (an "Affiliates Letter").


XI.  Indemnification; Claims.
     -----------------------

     11.1 Indemnification or Claims of Purchaser.  Each Seller jointly and
          --------------------------------------
severally agrees to indemnify and hold Purchaser, Sterling and any Sterling Affiliates, officers, directors and employees harmless against and in respect of
(a) any loss, liability, damage, payment or claim (a "Loss") arising from or as a result of any breach by the Company or the Sellers of this Agreement or any other agreement entered into in connection herewith, including without limitation the representations, warranties and covenants contained herein or in certificates or other documents delivered hereunder or pursuant hereto; (b) any obligations to employees of the Company or current or former Company Affiliates arising prior to the Closing (other than amounts for accrued vacation sick days, holiday pay, salary, commissions or any other employee benefits quantified in the Schedules hereto); (c) subject to Sections 6.1 and 7.2(f) hereof, any federal, state or local taxes (including any penalties and interest) incurred by them as a result of the transactions contemplated hereby; (d) any Losses arising from not obtaining an unqualified or unconditional consent, waiver or novation required in connection with the consummation of the transactions contemplated hereby under any contract, agreement, note, bond, license, lease indenture or instrument to which the Company is a party or any assets or properties of the Company are bound; (e) any Loss arising from the Company's issuance, sale or repurchase of any of its capital stock, or of any option, warrant, subscription or other rights of any kind for the issuance, sale or repurchase of its capital stock; and (f) all reasonable costs and expenses (including reasonable legal fees) incurred by Purchaser, Sterling or any Sterling Affiliates, officers, directors and employees in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Article IX.

     11.2 Indemnification of the Sellers.  Purchaser agrees to indemnify and
          ------------------------------
hold the Sellers harmless against and in respect of (a) any Loss as a result of any breach by Purchaser or Sterling of this Agreement or any other agreement entered into in connection herewith, including any of its representations, warranties and covenants contained herein or in certificates or other documents delivered hereunder or pursuant hereto and (b) all reasonable costs and expenses (including reasonable legal fees) incurred by the Sellers in connection with any suit, action, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Article XI.

     11.3 Limitation on Indemnification.  The Sellers shall not be liable for
          -----------------------------
any amounts for which Purchaser, Sterling or any Sterling Affiliate, officer, director and employee of them are otherwise entitled to indemnification as a result of a breach of a representation or warranty set forth in Article III hereof unless and until the aggregate amount for which Purchaser, Sterling or any Sterling Affiliate, officer, director or employee of them is otherwise entitled to indemnification in respect of such representations and warranties exceeds $25,000, at which time the Sellers shall be liable for all amounts in excess of $25,000 for which Purchaser, Sterling or any Sterling Affiliates, officers, directors and employees are entitled to indemnification in respect of such representations and warranties; provided, however, that the above limitations shall not apply to any claim relating to taxes (including without limitation the representations and warranties contained in Section 3.8) or representations or warranties contained in Sections 3.2, 3.4, 3.6, 3.9, 3.11, 3.12, 3.18, 3.22 and 3.26. Purchaser and Sterling shall not be liable for any amounts for which the Sellers are otherwise entitled to indemnification as a result of a breach of a representation or warranty set forth in Article V hereof, unless and until the aggregate amount for which the Sellers are otherwise entitled to indemnification pursuant to such representations and warranties exceeds $25,000, at which time Purchaser shall be liable for all amounts in excess of $25,000 for which the Sellers are entitled to indemnification under such clauses.

     11.4 Expiration of Representation and Warranties.  The representations and
          -------------------------------------------
warranties and covenants of the parties contained herein or in certificates or other documents delivered hereunder or pursuant hereto shall expire one (1) year after the Closing Date; provided, however, that if Sterling shall notify the Sellers or if the Sellers shall notify Sterling on or before the expiration of such one (1) year period of any asserted inaccuracy or other breach of any such representations and warranties or covenants, the right of such party with respect to such asserted claim shall survive until the final disposition of such claim by a court of competent jurisdiction or otherwise. Notwithstanding anything to the contrary contained herein, the covenants contained in Sections 1.10, 6.1, 7.2(f), 7.3, 7.4, 7.5, 12.1, 12.2 and 12.3 shall survive in perpetuity.

     11.5 Notices.  Promptly after receipt by an indemnified party under this
          -------
Article XI of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article XI, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party except for fees or expenses unreasonably incurred in connection with such claim prior to such notice or to the extent such failure directly prejudices the indemnifying party with respect to such claim. If any such claim shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and to settle and compromise any such claim or action; provided, however, that such settlement or compromise shall be effected only with the consent of the indemnified party, which consent shall not be unreasonably withheld (it being understood that in considering whether or not to give such consent, the indemnified party is entitled to assess the implications of such settlement or compromise on the future conduct of its or its Affiliates' business activities). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article XI for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent it if, in the indemnified party's reasonable judgment, it is advisable for the indemnified party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Purchaser and the Sellers each agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding.

     11.6 Certain Limitations.  Notwithstanding any other provision of this
          -------------------
Article XI, (a) the Sellers shall not be required to indemnify Purchaser or Sterling or any other indemnitee for any loss or liability to the extent the Sellers are entitled to indemnification from the Purchaser or Sterling hereunder with respect to such loss or liability and (b) Purchaser or Sterling shall not be required to indemnify the Sellers or any other indemnitee for any loss or liability to the extent the Purchaser or Sterling are entitled to indemnification from the Sellers hereunder with respect to such loss or liability or related interest.


XII.  Transactions Subsequent to Closing; Termination.
      -----------------------------------------------

     12.1 Accounting and Tax Cooperation.  After the Closing Date, (a) the
          ------------------------------
Sellers shall (i) provide Purchaser, at Purchaser's expense, in the normal and customary manner, with financial, accounting, tax, employee benefit plan and other information requested by Purchaser covering periods of operation of the Company up to the Closing Date and (ii) promptly transfer to the Company all original financial, accounting and tax records of the Company maintained or held by the Sellers and (b) Purchaser and Sterling shall provide the Sellers, at the Sellers' expense, in the normal and customary manner, with financial, accounting, tax, employee benefit plan and other information of the Company requested by Sellers covering periods of operation of the Company's business up to the Closing Date.

     12.2 Cooperation in Litigation.  Purchaser shall provide all the
          -------------------------
cooperation which the Sellers may reasonably request, at the Sellers' expense, in connection with the defense of any litigation whether existing on the Closing Date or arising thereafter out of, or relating to, an occurrence or event happening before the Closing Date, including, without limitation, by making available all books and records relating thereto and all employees of Purchaser having knowledge of the matters in controversy.

     12.3 Further Instruments of Transfer.   Following the Closing, at the
          -------------------------------
request of Sterling, the Company and the Sellers shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to (i) consummate the Merger and (ii) carry out more effectively the provisions of this Agreement and to establish and protect the rights created in favor of the parties hereunder.


XIII. General.
      -------

     13.1 No Brokerage.  Each party represents and warrants to the other party
          ------------
that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby. Each party agrees to indemnify and hold the other party harmless against and in respect of any such obligation or understandings claimed to have been made by such party with any third party and not disclosed herein.

     13.2 Execution in Counterparts.  This Agreement may be executed in one or
          -------------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     13.3 Notices.  Any notice which is required or may be given pursuant to the
          -------
terms of this Agreement shall be in writing and shall be deemed validly given, made or served (i) on the date on which it is hand delivered with receipt acknowledged, (ii) three business days after it is mailed by registered or certified mail postage prepaid, or (iii) two business day after it is sent by overnight courier, as follows:

          If to Purchaser:

               J. Brad Sharp, President
               Interchange Software Division
               Sterling Software, Inc.
               4600 Lakehurst Court
               P. O. Box 7160
               Dublin, Ohio  43017

          Copy to:

               Jeannette P. Meier
               Executive Vice President and General Counsel
               Sterling Software, Inc.
               8080 North Central Expressway, Suite 1100
               Dallas, Texas  75206-1895

               Clark Woodford
               Electronic Commerce Group
               Sterling Software
               4600 Lakehurst Court
               P. O. Box 7160
               Dublin, Ohio  43017

          If to Sterling:

               Edward J. Lott, Executive Vice President
               Sterling Software, Inc.
               8080 North Central Expressway, Suite 1100
               Dallas, Texas  75206-1895

          Copy to:

               Jeannette P. Meier
               Executive Vice President and General Counsel
               Sterling Software, Inc.
               8080 North Central Expressway, Suite 1100
               Dallas, Texas  75206-1895

          If to the Company:

               American Business Computer Company
               24 Frank Lloyd Wright Dr.
               Lobby B
               Ann Arbor, MI  48106

          If to the Sellers or the Company:

               Alfredo Kimba Vasquez
               11214 E. Sorrel Ln.
               Scottsdale, AZ  85259

               Patrick W. Davis
               5727 Winslow Ct.
               Ypsilanti, MI  48197

          Copy to:

               Gary Hahn, P. C.
               226 West Liberty
               Suite 200
               Ann Arbor, MI  48104

or such other address or individuals as any party shall have designated by notice in writing to the other party.

     13.4 Waivers.  The Company and the Sellers, on the one hand, or Purchaser
          -------
and Sterling, on the other hand, may, by written notice to the other parties signed on its behalf, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other under this Agreement.

     Except as provided in the foregoing sentences, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     13.5 Amendment.  This Agreement may not be amended except by an instrument
          ---------
in writing signed on behalf of each of the parties hereto.

     13.6 Severability.  If any provision of this Agreement shall be declared by
          ------------
any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     13.7 Applicable Law.  THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE
          --------------
PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     13.8  Binding Effect, Benefits.  This Agreement shall inure to the benefit
           ------------------------
of and be binding upon the parties hereto and their respective administrators, executors, successors, legal representatives and assigns; nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective administrators, executors, successors, legal representatives or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     13.9  Headings.  The headings contained in this Agreement are inserted for
           --------
convenience only and do not constitute a part of this Agreement.

     13.10 Entire Agreement.  This Agreement (including the Exhibits, Schedules,
           ----------------
documents and instruments referred to herein) constitutes the entire agreement among the parties hereto and supersedes all other prior representations, warranties, agreements and understandings, both written and oral, among the parties hereto, with respect to the subject matter hereof. This Agreement has been jointly prepared by the parties and the provisions of this Agreement shall not be construed more strictly against any party hereto than against any other party hereto.

     13.11 Assignability.  Neither this Agreement nor any of the parties' rights
           -------------
hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto, except that this Agreement may be assigned by Purchaser to any of its directly or indirectly wholly owned subsidiaries or to a directly or indirectly owned subsidiary of Sterling. Any attempted assignment of this Agreement in breach of this provision shall be void and of no effect.

     IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


                              STERLING SOFTWARE, INC.

                              By:
                                   -----------------------------
                              Title:
                                      --------------------------

                              STERLING ACQUISITION, INC.

                              By:
                                   -----------------------------
                              Title:  --------------------------


                              AMERICAN BUSINESS COMPUTER COMPANY

                              By:
                                   -----------------------------
                              Title:  --------------------------



                              SELLERS:


                              ----------------------------------
                              Alfredo Kimba Vasquez

                              ----------------------------------
                              Patrick W. Davis


ACQ-AGR


                                     -47-